Exhibit 99.1

CYTOSORBENTS APPOINTS DR. EFTHYMIOS N. DELIARGYRIS, M.D., AS CHIEF MEDICAL OFFICER

MONMOUTH JUNCTION, N.J., April 27, 2020 — CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, today announced the appointment of Efthymios N. Deliargyris, MD, FACC, FESC, FSCAI as Chief Medical Officer, to begin employment on May 1, 2020.

Dr. Deliargyris brings over 19 years of experience in both academic medicine and industry to the position of Chief Medical Officer. From 2010-2016, Dr. Deliargyris held roles of increasing responsibility as Vice President, European Medical Director, based in Munich, Germany and Global Medical Lead - Acute Cardiovascular Care at The Medicines Company, acquired by Novartis AG this year. Most recently Dr. Deliargyris was Chief Medical Officer of PLx Pharma, a NASDAQ-traded, U.S. specialty pharmaceutical company.

Dr. Deliargyris’ clinical expertise spans all aspects of critical care medicine and cardiovascular disease. In addition, his original research, including large, seminal clinical trials in thrombosis and anti-thrombotic drugs is internationally recognized with more than 100 publications in top journals and multiple awards, including the prestigious Society of Cardiac Angiography & Interventions (SCAI) Fellowship Award for best research in interventional cardiology. Dr. Deliargyris’ efforts contributed to bivalirudin’s blockbuster status in interventional cardiology and to the approval of cangrelor, a P2Y12 receptor antagonist in the same anti-platelet class as ticagrelor, in both the U.S. and Europe. Dr. Deliargyris is an elected Fellow of the American College of Cardiology (FACC), European Society of Cardiology (FESC) and Society for Cardiac Angiography and Interventions (FSCAI).

Dr. Deliargyris commented, “I am very excited about joining this talented executive team during a time of tremendous progress as evidenced by FDA Emergency Use Authorization of CytoSorb for critically-ill COVID-19 patients, and also FDA Breakthrough Designation for removal of ticagrelor during on-pump emergent and urgent cardiothoracic surgery. Whether silencing the cytokine storm or eliminating the risk of life-threating bleeding, CytoSorb is a game-changer with the potential to save thousands of lives and millions of healthcare dollars. We plan to design and execute a world-class clinical trial program and generate the necessary data to support regulatory approvals and establish CytoSorb as a life-saving therapy in multiple indications in the intensive care unit and cardiac surgery.”

Dr. Phillip Chan, MD, PhD, Chief Executive Officer of CytoSorbents stated, “We are thrilled to have Efthymios (“Makis”) join CytoSorbents to lead worldwide clinical activity in critical care and cardiac surgery applications during this exciting chapter at our company. His extensive expertise in cardiology, interventional cardiology, and the treatment of complications of critical illnesses such as shock, through many years of clinical practice, clinical trial research, and industry focus, make him well-suited for this task.”

Dr. Chan continued, “A new exciting growth opportunity for the company is the recent European Union approval of CytoSorb to remove the widely-used blood thinner, ticagrelor, during emergent or urgent cardiothoracic surgery. Left unopposed, ticagrelor can cause serious, life-threatening perioperative bleeding complications. Our goal is to make CytoSorb a standard of care therapy for this application. Makis is a subject matter expert in the clinical development, usage, and complications of anti-coagulants and anti-thrombotics such as ticagrelor, cangrelor, bivalirudin, and aspirin. Throughout his international career, Makis has forged strong relationships with collaborators and key opinion leaders around the world in this therapeutic area that have been crucial in changing clinical practice. Because of this, we believe Makis can help to accelerate the awareness and usage of CytoSorb for this purpose throughout the world, and is the ideal person to leverage the FDA Breakthrough Designation announced last week, and collaborate with the FDA to support U.S. approval of CytoSorb for this application as well.”

Dr. Deliargyris received his Medical Degree from the Kapodistrian University School of Medicine in Athens, Greece and completed his residency in internal medicine at Tufts University School of Medicine in Boston where he also served as Chief Resident. He completed his fellowship in cardiology and interventional cardiology at the University of North Carolina at Chapel Hill where he also served as Chief Fellow. Prior to joining industry, Dr. Deliargyris served as Director of Cardiology and Interventional Cardiology at Athens Medical Center in Greece and previously as Assistant Professor of Cardiology and Director of the Intravascular Ultrasound Lab at Wake Forest University Baptist Medical Center in Winston-Salem, NC.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 58 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 80,000 human treatments to date. CytoSorb has received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $29 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our ability to leverage designation of CytoSorb as a breakthrough device under the FDA’s Breakthrough Devices Program in order to expedite the development, assessment, and regulatory review of CytoSorb, as well as the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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CytoSorbents Contact:
Amy Vogel
Investor Relations
(732) 398-5394
avogel@cytosorbents.com

Investor Relations Contact:
Jeremy Feffer
LifeSci Advisors
917-749-1494
jeremy@lifesciadvisors.com

Public Relations Contact:
Eric Kim
Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com

SOURCE CytoSorbents Corporation

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